Exhibit 99.1

Janus Henderson Group plc reports third quarter 2018 diluted EPS of US$0.55,

or US$0.69 on an adjusted basis

•                  Solid investment performance across all time periods, with 63%, 60% and 81% of assets under management (“AUM”) outperforming benchmarks on a 1, 3 and 5 year basis, respectively, as at 30 September 2018

•                  AUM of US$378.1 billion, up 2% compared to the prior quarter, as positive market impacts were partially offset by net outflows of US$4.3 billion

•                  On track to achieve targeted cost synergies of US$125 million by end of 2018, significantly ahead of schedule

•                  Completed US$50 million of share buybacks during the quarter

•                  Board declared quarterly dividend of US$0.36 per share

LONDON —1 November 2018 — Janus Henderson Group plc (NYSE/ASX: JHG; “JHG”, “the Group”) published its third quarter results for the three month period ended 30 September 2018.

Third Quarter 2018 Earnings Results

Third quarter 2018 net income attributable to JHG was US$111.2 million compared to US$140.6 million in the second quarter 2018 and US$99.5 million in the third quarter 2017. Adjusted net income attributable to JHG, adjusted for one-off and acquisition and transaction related costs, of US$138.6 million declined 8% compared to US$149.9 million in the second quarter 2018 and improved 21% compared to US$114.2 million in the third quarter 2017.

Third quarter 2018 diluted earnings per share was US$0.55 compared to US$0.70 in the second quarter 2018 and US$0.49 in the third quarter 2017. Adjusted diluted earnings per share of US$0.69 declined 7% compared to US$0.74 in the second quarter 2018 and improved 23% versus US$0.56 in the third quarter 2017.

As at 30 September 2018, the Group had achieved US$119 million of annualised run rate pre-tax net cost synergies. The Group expects it will be able to realise recurring annual run rate pre-tax net cost synergies of US$125 million by the end of 2018, which is significantly ahead of the original target date of May 2020.

Dick Weil, Chief Executive Officer of Janus Henderson Group plc, stated:

“Our third quarter financial results continue to be strong with year-over-year revenue growth and margin expansion of 150 basis points, demonstrating the firm’s enhanced effectiveness of converting higher revenues into higher profits.  We are on track to achieve our targeted cost synergies of US$125 million by the end of 2018 — nearly a year and a half ahead of schedule, a testament to the hard work and commitment of our employees.

“While net flows and recent investment performance are not where we expect them to be, it is also true that we are seeing many areas in our business that are doing well. Our US Intermediary business is gaining market share, exceeding the industry’s organic growth this quarter, and our global Institutional pipeline is seeing a growing number of opportunities across Australia, the Middle East, Asia and the US.

“We recognize short-term performance and flow challenges gain particular attention in a quarterly reporting cycle; however, they do not define our long-term value proposition or derail our plans to achieve organic growth. Going forward, we remain committed to our goals of growing market share profitably in each of our key markets and delivering an exceptional client experience.”

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (“US GAAP” or “GAAP”). However, in the opinion of Management, the profitability of the Group and its ongoing operations is best evaluated using additional non-GAAP financial measures on an adjusted basis. See adjusted statements of income reconciliation for additional information.

SUMMARY OF FINANCIAL RESULTS (unaudited, in US$ millions, except per share data or as noted)

	Three months ended
	30 Sept	30 Jun	30 Sept
	2018	2018	2017
US GAAP basis:
Revenue	581.2	592.4	566.9
Operating expenses	432.9	417.1	428.7
Operating income	148.3	175.3	138.2
Operating margin	25.5%	29.6%	24.4%
Net income attributable to JHG	111.2	140.6	99.5
Diluted earnings per share	0.55	0.70	0.49

	Three months ended
	30 Sept 2018	30 Jun 2018	30 Sept 2017
Adjusted basis(1):
Revenue	468.9	477.7	454.6
Operating expenses	288.4	286.3	286.2
Operating income	180.5	191.4	168.4
Operating margin	38.5%	40.1%	37.0%
Net income attributable to JHG	138.6	149.9	114.2
Diluted earnings per share	0.69	0.74	0.56

As a result of revenue recognition accounting guidance that came into effect in 2018, the Group’s presentation of distribution expenses under US GAAP is now reported on a gross basis. As a consequence, the Group reclassified prior year amounts to conform to the 2018 presentation. The change in presentation does not affect the Group’s reporting on an adjusted basis as distribution expenses are netted against revenue.

Third quarter 2018 adjusted revenue of US$468.9 million decreased from the second quarter 2018 result of US$477.7 million as a decrease in performance fees was partially offset by an increase in management fees. Performance fees declined from second quarter 2018 levels primarily due to a decrease in SICAV and UK OEICs and Unit Trusts performance fees from a decline in performance of several large European equity strategies and absolute return products and a decrease in mutual fund performance fees. Third quarter 2018 adjusted operating income of US$180.5 million decreased from US$191.4 million in the second quarter 2018, with lower adjusted revenue and a slight increase in adjusted operating expenses due to a number of non-significant items.

Compared to the third quarter 2017, adjusted revenue improved 3% in the third quarter of 2018. Average AUM increased by 7% over the same time period, positively affecting management fees; these increases were partially offset by lower performance fees. Adjusted operating income in the third quarter 2018 improved 7% compared to the third quarter 2017.

DIVIDEND AND SHARE BUYBACK

On 31 October 2018, the Board declared a third quarter dividend in respect of the three months ended 30 September 2018 of US$0.36 per share. Shareholders on the register on the record date of 12 November 2018 will be paid the dividend on 30 November 2018. Janus Henderson does not offer a dividend reinvestment plan.

During the third quarter, JHG commenced a share buyback programme purchasing approximately 1.8 million in aggregate of its ordinary shares on the New York Stock Exchange and its CHESS Depositary Interests on the Australian Securities Exchange (“ASX”) for a total outlay of US$50 million.  An additional US$50 million of shares may be purchased under the existing programme.

Net tangible assets per share

US$	30 Sep 2018	31 Dec 2017
Net tangible assets per ordinary share	1.29	0.68

Net tangible assets are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

(1)See adjusted statements of income reconciliation for additional information.

AUM AND FLOWS

Total Group comparative AUM and flows

	Three months ended
(in US$ billions)	30 Sep 2018	30 Jun 2018	30 Sep 2017
Opening AUM	370.1	371.9	344.9
Sales	17.7	17.1	18.3
Redemptions	(22.0)	(19.8)	(17.6)
Net sales/(redemptions)	(4.3)	(2.7)	0.7
Market/FX	12.3	0.9	14.9
Total AUM	378.1	370.1	360.5

Third quarter 2018 AUM and flows by capability

(in US$ billions)	Equities	Fixed Income	Quantitative Equities	Multi- Asset	Alternatives	Total
30 Jun 2018	193.3	76.5	50.1	32.6	17.6	370.1
Sales	6.8	6.0	1.3	2.2	1.4	17.7
Redemptions	(9.9)	(7.6)	(1.3)	(1.3)	(1.9)	(22.0)
Net sales/(redemptions)	(3.1)	(1.6)	(0.0)	0.9	(0.5)	(4.3)
Market/FX	9.0	(0.4)	2.8	1.1	(0.2)	12.3
30 Sep 2018	199.2	74.5	52.9	34.6	16.9	378.1

Average AUM

	Three months ended
(in US$ billions)	30 Sep 2018	30 Jun 2018	30 Sep 2017
Average AUM:
Equities	197.8	191.0	178.2
Fixed Income	75.9	77.9	78.5
Quantitative Equities	52.1	50.0	47.8
Multi-Asset	33.7	31.9	29.1
Alternatives	17.3	18.3	19.1
Total	376.8	369.1	352.7

INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (as at 30 Sep 2018)

Capability	1 year	3 years	5 years
Equities	61%	56%	75%
Fixed Income	79%	92%	94%
Quantitative Equities	21%	8%	83%
Multi-Asset	89%	89%	90%
Alternatives	99%	73%	100%
Total	63%	60%	81%

% of mutual fund AUM in top 2 Morningstar quartiles (as at 30 Sep 2018)

Capability	1 year	3 years	5 years
Equities	72%	65%	86%
Fixed Income	63%	36%	66%
Quantitative Equities	59%	5%	55%
Multi-Asset	86%	88%	88%
Alternatives	54%	26%	53%
Total	71%	60%	81%

Note: Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 82%, 73%, 67%, 74% and 84% of total mutual fund AUM were in the top 2 Morningstar quartiles for the 10-year periods ended 30 Sep 2017, 31 Dec 2017, 31 Mar 2018, 30 Jun 2018 and 30 Sep 2018 respectively. For the 1-, 3-, 5- and 10-year periods ending 30 Sep 2018, 55%, 50%, 60% and 64% of the 214, 202, 181 and 145 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on “primary” share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by JHG. © 2018 Morningstar, Inc. All Rights Reserved.

2018 FOURTH QUARTER AND FULL-YEAR RESULTS

Janus Henderson intends to publish its 2018 fourth quarter and full-year results on 5 February 2019.

THIRD QUARTER 2018 EARNINGS CALL INFORMATION

Chief Executive Officer, Dick Weil, and Chief Financial Officer, Roger Thompson, will present these results on 1 November 2018 on a conference call and webcast to be held at 8am EDT, 12pm GMT, 11pm AEDT.

Those wishing to participate should call:

United Kingdom	0800 358 6377 (toll free)
US & Canada	800 239 9838 (toll free)
Australia	1 800 573 793 (toll free)
All other countries:	+1 323 794 2551 (this is not a toll free number)
Conference ID:	8366656

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (www.janushenderson.com/IR).

About Janus Henderson Group plc

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

As at 30 September 2018, JHG had approximately US$378 billion in AUM, more than 2,000 employees, and offices in 28 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
John Groneman	North America:
Global Head of Investor Relations	Erin Passan
+44 (0) 20 7818 2106	+1 (303) 394 7681
john.groneman@janushenderson.com	erin.passan@janushenderson.com

Jim Kurtz	EMEA:
US Investor Relations Manager +1 (303) 336 4529	Natasha Moore +44 (0) 20 7818 3521
jim.kurtz@janushenderson.com	natasha.moore@janushenderson.com

Melanie Horton	United Kingdom: FTI Consulting
Non-US Investor Relations Manager +44 (0) 20 7818 2905	Tom Blackwell + 44 (0) 20 3727 1051
melanie.horton@janushenderson.com	tom.blackwell@FTIConsulting.com

Or	Asia Pacific: Honner
Michael Mullane
Investor Relations	+ 61 28248 3740
investor.relations@janushenderson.com	michaelmullane@honner.com.au

FINANCIAL DISCLOSURES

JANUS HENDERSON GROUP PLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended
(in US$ millions, except per share data or as noted)	30 Sep 2018	30 Jun 2018	30 Sep 2017
Revenue:
Management fees	498.7	493.5	481.8
Performance fees	(6.0)	13.5	(2.1)
Shareowner servicing fees	33.1	31.8	30.2
Other revenue	55.4	53.6	57.0
Total revenue	581.2	592.4	566.9

Operating expenses:
Employee compensation and benefits	159.5	151.0	176.7
Long-term incentive plans	61.1	55.2	50.9
Distribution expenses	112.3	114.7	112.3
Investment administration	12.2	11.7	11.7
Marketing	7.1	9.5	8.1
General, administrative and occupancy	59.9	59.2	54.2
Depreciation and amortisation	20.8	15.8	14.8
Total operating expenses	432.9	417.1	428.7

Operating income	148.3	175.3	138.2

Interest expense	(4.0)	(3.9)	(4.7)
Investment gains (losses), net	(8.3)	(16.6)	6.1
Other non-operating income, net	2.3	13.9	8.7
Income before taxes	138.3	168.7	148.3
Income tax provision	(33.2)	(38.2)	(46.1)
Net income	105.1	130.5	102.2
Net loss (income) attributable to noncontrolling interests	6.1	10.1	(2.7)
Net income attributable to JHG	111.2	140.6	99.5
Less: allocation of earnings to participating stock-based awards	(3.0)	(3.8)	(2.8)
Net income attributable to JHG common shareholders	108.2	136.8	96.7

Basic weighted-average shares outstanding (in millions)	195.2	195.8	196.5
Diluted weighted-average shares outstanding (in millions)	195.9	196.6	198.2

Diluted earnings per share (in US$)	0.55	0.70	0.49

Adjusted statements of income

The following are reconciliations of US GAAP basis revenues, operating income, net income attributable to JHG and diluted earnings per share to adjusted revenues, adjusted operating income, adjusted net income attributable to JHG and adjusted diluted earnings per share.

	Three months ended
(in US$ millions, except per share data or as noted)	30 Sep 2018	30 Jun 2018	30 Sep 2017
Reconciliation of revenue to adjusted revenue
Revenue	581.2	592.4	566.9
Distribution expenses(1)	(112.3)	(114.7)	(112.3)
Adjusted revenue	468.9	477.7	454.6

Reconciliation of operating income to adjusted operating income
Operating income	148.3	175.3	138.2
Employee compensation and benefits(2)	8.1	6.0	15.3
Long-term incentive plans(2)	10.0	0.7	2.8
Investment administration(2)	—	0.7	—
Marketing(2)	—	(0.2)	0.7
General, administration and occupancy(2)	1.3	1.5	4.4
Depreciation and amortisation(3)	12.8	7.4	7.0
Adjusted operating income	180.5	191.4	168.4

Operating margin	25.5%	29.6%	24.4%
Adjusted operating margin	38.5%	40.1%	37.0%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	111.2	140.6	99.5
Employee compensation and benefits(2)	8.1	6.0	15.3
Long-term incentive plans(2)	10.0	0.7	2.8
Investment administration(2)	—	0.7	—
Marketing(2)	—	(0.2)	0.7
General, administration and occupancy(2)	1.3	1.5	4.4
Depreciation and amortisation(3)	12.8	7.4	7.0
Interest expense(4)	0.8	0.7	1.3
Other non-operating income (expenses), net(4)	2.5	(4.0)	(12.7)
Income tax provision(5)	(8.1)	(3.5)	(4.1)
Adjusted net income attributable to JHG	138.6	149.9	114.2
Less: allocation of earnings to participating stock-based awards	(3.7)	(4.1)	(3.2)
Adjusted net income attributable to JHG common shareholders	134.9	145.8	111.0
Weighted average common shares outstanding — diluted (two class) (in millions)	195.9	196.6	198.2
Diluted earnings per share (two class) (in US$)	0.55	0.70	0.49
Adjusted diluted earnings per share (two class) (in US$)	0.69	0.74	0.56

(1) Distribution expenses are paid to financial intermediaries for the distribution of JHG’s investment products. JHG management believes that the deduction of third-party distribution, service and advisory expenses from revenue in the computation of net revenue reflects the nature of these expenses, as these costs are passed through to external parties that perform functions on behalf of, and distribute, the Group’s managed AUM.

(2) Adjustments primarily represent deal and integration costs in relation to the Merger. The costs primarily represent severance costs, legal costs and consulting fees. JHG management believes these costs do not represent the ongoing operations of the Group.

(3) Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. JHG management believes these non-cash and acquisition-related costs do not represent the ongoing operations of the Group.

(4) Adjustments primarily represent fair value movements on options issued to Dai-ichi and deferred consideration costs associated with acquisitions. JHG management believes these costs do not represent the ongoing operations of the Group. The options issued to Dai-ichi expired on 3 October 2018.

(5) The tax impact of the adjustments is calculated based on the US or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Balance sheet

JANUS HENDERSON GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	30 Sep	30 Jun	31 Dec
(in US$ millions)	2018	2018	2017
Assets
Cash and cash equivalents	754.8	669.8	760.1
Investment securities	310.3	313.4	280.4
Property, equipment and software, net	65.0	65.0	70.6
Intangible assets and goodwill, net	4,641.3	4,672.5	4,738.7
Assets of consolidated variable interest entities	355.2	395.3	466.7
Other assets	796.9	807.4	956.2
Total assets	6,923.5	6,923.4	7,272.7

Liabilities, redeemable noncontrolling interests and equity
Debt	319.8	330.0	379.2
Deferred tax liabilities, net	744.8	748.1	752.6
Liabilities of consolidated variable interest entities	15.0	10.3	21.5
Other liabilities	806.2	748.3	1,053.6
Redeemable noncontrolling interests	139.2	177.8	190.3
Total equity	4,898.5	4,908.9	4,875.5
Total liabilities, redeemable noncontrolling interests and equity	6,923.5	6,923.4	7,272.7

Cash flow

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended
(in US$ millions)	30 Sep 2018	30 Jun 2018	30 Sep 2017
Cash provided by (used for)
Operating activities	246.6	119.2	156.6
Investing activities	31.9	44.4	(45.3)
Financing activities	(182.4)	(98.4)	(93.3)
Effect of foreign exchange rate changes	(3.8)	(26.8)	(2.0)
Net change during period	92.3	38.4	16.0

AUM

(in US$ billions)	Equities	Fixed Income	Quantitative Equities	Multi-Asset	Alternatives	Total
30 Sep 2017	182.3	79.4	49.0	30.2	19.6	360.5
Sales	10.8	5.2	0.7	1.1	2.2	20.0
Redemptions(1)	(11.5)	(5.0)	(2.3)	(1.3)	(2.8)	(22.9)
Net sales/(redemptions)	(0.7)	0.2	(1.6)	(0.2)	(0.6)	(2.9)
Market/FX	8.1	0.5	2.5	1.6	0.5	13.2
31 Dec 2017	189.7	80.1	49.9	31.6	19.5	370.8
Sales	9.9	5.3	1.7	1.3	1.5	19.7
Redemptions(1)	(11.7)	(5.6)	(1.4)	(1.2)	(2.5)	(22.4)
Net sales/(redemptions)	(1.8)	(0.3)	0.3	0.1	(1.0)	(2.7)
Market/FX	2.8	0.2	0.2	0.1	0.5	3.8
31 Mar 2018	190.7	80.0	50.4	31.8	19.0	371.9
Sales	8.5	5.0	0.4	1.8	1.4	17.1
Redemptions(1)	(9.6)	(5.6)	(1.2)	(1.3)	(2.1)	(19.8)
Net sales/(redemptions)	(1.1)	(0.6)	(0.8)	0.5	(0.7)	(2.7)
Market/FX	3.7	(2.9)	0.5	0.3	(0.7)	0.9
30 Jun 2018	193.3	76.5	50.1	32.6	17.6	370.1
Sales	6.8	6.0	1.3	2.2	1.4	17.7
Redemptions(1)	(9.9)	(7.6)	(1.3)	(1.3)	(1.9)	(22.0)
Net sales/(redemptions)	(3.1)	(1.6)	(0.0)	0.9	(0.5)	(4.3)
Market/FX	9.0	(0.4)	2.8	1.1	(0.2)	12.3
30 Sep 2018	199.2	74.5	52.9	34.6	16.9	378.1

Note: FX reflects movement in AUM resulting from changes in foreign currency rates as non-USD denominated AUM is translated into USD.

(1)Redemptions include impact of client switches which could cause a positive balance on occasion.

STATUTORY DISCLOSURES

Associates and joint ventures

As at 30 September 2018, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

•                  Long Tail Alpha LLC. Ownership 20%

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance with US GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10-Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson Group’s Annual Report on Form 10-K for the year ended 31 December 2017, on file with the SEC (Commission file no. 001-3810). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Annual Report on Form 10-K for the fiscal year ended 31 December  2017, on file with the Securities and Exchange Commission (Commission file no. 001-38103), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. Janus Henderson Group assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

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